Lineage, Inc. Announces Chief Information Officer and Chief Transformation Officer Retirement and Transition Plan NOVI, Mich. – (April 9, 2026) - Lineage, Inc. (NASDAQ: LINE) (“Lineage” or the "Company"), the world’s largest global temperature-controlled warehouse REIT, today announced the planned retirement of its Chief Information Officer and Chief Transformation Officer, Sudarsan Thattai. The Company will implement a phased transition to maintain momentum across mission-critical initiatives and provide a smooth and well-supported leadership handoff. Thattai will continue his role as Chief Transformation Officer (CTO) and remain with Lineage through the subsequent transition period until his planned retirement in April 2027. As part of this transition, day-to-day leadership of Lineage’s global IT and Technology organization will transition to Chris Johnson (“CJ”), Vice President of Technology Projects, while Thattai focuses on high-impact, future-oriented IT priorities. “On behalf of the Board of Directors and Lineage’s executive leadership team, I want to thank Sudarsan for his leadership and contributions over the last 13 years in spearheading Lineage’s innovation and technology strategy,” said Greg Lehmkuhl, President and Chief Executive Officer of Lineage. “Throughout his tenure, Sudarsan has brought deep expertise and invaluable experience in leading high-impact teams across our organization. We are deeply grateful that he will continue in his CTO role and support CJ during the transition.” Thattai joined Lineage in 2013 and created the foundation for our IT and innovation capabilities, leading the development and implementation of pivotal technology, such as LinOS, Lineage’s proprietary warehouse execution technology. Prior to joining Lineage, Thattai served as a senior technology leader at UTi Worldwide. “It has been a great privilege to be a part of Lineage and to lead its technology enterprise,” said Thattai. “The Company is well positioned for sustained growth and innovation in the years ahead. I am deeply proud of what our team has accomplished, and I’m confident Lineage will continue to build on this strong foundation and achieve even greater success while advancing the cold chain category into its next era of innovation and global impact.” About Lineage Lineage, Inc. (NASDAQ: LINE) is the world’s largest global temperature-controlled warehouse REIT with a network of over 500 strategically located facilities totaling approximately 88 million square feet and approximately 3.1 billion cubic feet of capacity across countries in North America, Europe, and Asia-Pacific. Coupling end-to-end supply chain solutions and technology, Lineage partners with some of the world’s largest food and beverage producers, retailers, and distributors to help increase distribution efficiency, advance sustainability, minimize supply chain waste, and, most importantly, feed the world. Learn more at onelineage.com and join us on LinkedIn, Facebook, Instagram, and X. Forward Looking Statements Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Lineage intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by Lineage’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of Lineage’s performance in future periods. Except as required by law, Lineage does not undertake any obligation to update or revise any forward-looking statements contained in this release. Investor Relations Contact Ki Bin Kim VP, Investor Relations ir@onelineage.com Media Contact Megan Hendricksen VP, Global Marketing & Communications pr@onelineage.com